UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 30, 2017

Date of Report (Date of earliest event reported)

PENNTEX MIDSTREAM PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	001-37412	47-1669563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(Address of principal executive offices)

(832) 456-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Events.

In connection with the previously announced redemption of the outstanding common units representing limited partner interests (the “Common Units”) in PennTex Midstream Partners, LP (the “Partnership”) by Energy Transfer Partners, L.P., the Partnership has filed a Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the delisting of the Partnership’s Common Units. The Partnership’s Common Units were delisted and removed from trading on the NASDAQ Global Select Market on June 30, 2017.

In addition, the Partnership intends to file with the SEC a certification of notice of termination on Form 15 requesting that the Partnership’s Common Units be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the Partnership’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Units be suspended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennTex Midstream Partners, LP

	By:	PennTex Midstream GP, LLC, its general partner

Date: June 30, 2017		/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer